CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$50,000,000.00	11-05-2015	01-31-2020	4061100374		Note #1000	823
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	OFS Capital Corporation, a Delaware corporation 10 South Wacker Drive, Suite 2500 Chicago, IL 60606	Lender:	Pacific Western Bank Los Angeles Real Estate and Construction 9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212

Principal Amount: $50,000,000.00	Date of Agreement: March 7, 2018

DESCRIPTION OF EXISTING INDEBTEDNESS.
Promissory Note dated November 5, 2015 in the original Principal Amount of $15,000,000.00, as modified by Change in Terms Agreements dated October 31, 2016 and August 9, 2017; together with all renewals, extensions and modifications related thereto (the "Note").
DESCRIPTION OF COLLATERAL.
A Commercial Security Agreement dated November 5, 2015 granting Lender a security interest in all business assets of Borrower.
A Commercial Security Agreement dated November 5, 2015 granting Lender a security interest in all business assets of Guarantor.
DESCRIPTION OF CHANGE IN TERMS. This Change In Terms Agreement ("Agreement") is entered into by Borrower and is effective on the latter of (i) its acceptance by Lender, (ii) the satisfaction of all conditions precedent to effectiveness (if any), or (iii) as of the Date of the Agreement set forth above.  Borrower agrees that the terms of the Note, the Business Loan Agreement dated March 7, 2018 (the "Business Loan Agreement"), and any other Related Documents described herein, are hereby modified by the terms of this Agreement.  To the extent any provision of this Agreement conflicts with the provisions of the Note, or any other Related Documents described herein, then the provisions of this Agreement shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Loan Agreement.
1. The Note is hereby modified as follows:
a) The Principal Amount of the Note is hereby increased from $35,000,000.00 to $50,000,000.00.
b) Effective as of the date of this Agreement, the Variable Interest Rate is modified as further described in this Agreement.
c) Borrower shall make regular payments as further outlined in this Agreement.
2. Borrower shall cause OFS Capital WM, LLC, a Delaware limited liability company to execute a Commercial Guaranty of the loan in favor of Lender, on Lender’s forms and in the amounts and under the conditions set forth in such guaranty.
3. A Business Loan Agreement of even date is hereby executed concurrently with this Agreement.
4. A Judicial Reference Agreement of even date is hereby executed concurrently with this Agreement.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest, in addition to any unpaid Unused Commitment Fee, which may be due or remain unpaid on January 31, 2020. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 31, 2018, with all subsequent interest payments to be due on the same day of each month after that.
VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.500% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.750 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.250%. NOTICE: Under no circumstances will the interest rate on this loan be less than 5.250% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
INTEGRATION. The parties agree that (a) this Agreement and the Business Loan Agreement, as applicable, which governs the Note, together with all of the Related Documents, represents the final agreement between the parties, and therefore incorporates all negotiations of the parties hereto (b) there are no unwritten oral agreements between the parties, and (c) this Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

CHANGE IN TERMS AGREEMENT
Loan No.: 4061100374	(Continued)	Page 2

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER:
OFS CAPITAL CORPORATION, A DELAWARE CORPORATION

By:	/s/ Jeffrey A. Cerny
Name:	Jeffrey A. Cerny
Title:	Chief Financial Officer